UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	62-1147325
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

8410 West Bryn Mawr, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.250% Senior Notes due 2069	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-229787

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered

A description of the Registrant’s 6.250% Senior Notes due 2069 (the “Notes”) to be registered hereby is contained under the caption “Description of the Notes” set forth in the Prospectus Supplement dated August 10, 2020, and under the caption “Description of Debt Securities” set forth in the Prospectus dated April 17, 2020, as filed with the Securities and Exchange Commission under Rule 424(b)(5) under the Securities Act of 1933, as amended, with respect to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-229787), and such descriptions are incorporated herein by reference thereto.

Item 2. Exhibits

Exhibit Number	Description of Exhibits
1.
Indenture dated as of June 1, 2002 between the Registrant and The Bank of New York Mellon Trust Company, N.A. (formerly known as the Bank of New York Trust Company, N.A., as successor to BNY Midwest Trust Company), filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (Registration No. 333-188971) filed on May 31, 2013 and incorporated herein by reference thereto.

2.	Form of Ninth Supplemental Indenture between the Registrant and The Bank of New York Mellon Trust Company, N.A., including the form of 6.250% Senior Notes due 2069 attached as Exhibit A thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES CELLULAR CORPORATION
(Registrant)

Date:	August 12, 2020	By:	/s/ Douglas W. Chambers
Douglas W. Chambers
Senior Vice President, Chief Financial Officer and Treasurer
(principal financial officer)